UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 24, 2020
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure
Delay in 11-K Filing
Due to the coronavirus ("COVID-19") outbreak, Nordstrom, Inc. (the "Company," "we," "us," or "our") is filing this Current Report on Form 8-K to avail us of an extension to file our Nordstrom 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2019 (the "11-K"). We are relying on the Securities and Exchange Commission’s (“SEC”) Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465). We anticipate that we will file our 11-K no later than July 31, 2020.
Our operations and business have experienced significant disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic. Since mid-March, management have been focused on responding to the pandemic and implementing programs and changes at the Company, including those regarding furloughs, reduction in overhead costs, inventory management, liquidity management and financial flexibility, reductions in capital investment, temporary store and corporate office closures and re-opening plans, and the design and implementation of safety measures in both internal operations and store reopenings. As a result of these disruptions, key personnel devoted considerable time and resources to preparing and filing on time our Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2020 (the “10-Q”). Accordingly, our team has not been able to devote the requisite time and attention to the 11-K while focusing on the 10-Q.
Forward-looking Statements
There have been no material changes to the forward-looking statements we discussed in our 10-Q filed with the SEC on June 10, 2020, which are incorporated herein by reference.
Risk Factors
We are also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in our Form 8-K filed with the SEC on April 8, 2020. Accordingly, our risk factor disclosure is hereby updated as follows:
The novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations.
In late 2019, COVID-19 emerged and spread worldwide. In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, consumer sentiment, economies and financial markets, and, along with decreased consumer spending, have led to an economic downturn in the majority of our markets. As a result of COVID-19, we temporarily closed all of our physical stores beginning March 17, 2020 to do our part to limit the spread of the virus. We have since begun reopening our stores by applying a phased market-by-market approach, where allowed by state and local governments, when we are prepared with the right safety measures and protocols, and when we believe we can provide for the safety and wellbeing of our employees and customers. As of the date of this filing, approximately 90% of our stores are open to the public and we are generally on track to have our full fleet open by the end of June, although many are functioning at reduced operations in accordance with local restrictions. Due to the uncertainty of COVID-19, we are continuing to assess the situation, including government-imposed restrictions, market by market.
We are unable to accurately predict the full impact that COVID-19 will have on our operations going forward due to uncertainties which will be dictated by the length of time that such disruptions continue, which will, in turn, depend on the currently unknowable duration of the COVID-19 pandemic and the impact of governmental regulations that might be imposed in response to the pandemic. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders and restrictions have negatively impacted our operations. In addition, we have been, and expect to continue to be, negatively impacted by the deterioration in the economic conditions in North America and the follow-on impact of that deterioration on discretionary consumer spending.
To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in the “Risk Factors” sections of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, such as those risks relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness and other liabilities, our ability to comply with the covenants contained in the agreements that govern our indebtedness, our ability to attract, retain, train and develop future leaders of the Company and our ability to maintain our relationships with our customers, vendors, landlords and employees.
ITEM 9.01 Financial Statements and Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary

Date: June 24, 2020